Exhibit 21.1
LIST OF SUBSIDIARIES OF EMPIRE STATE REALTY TRUST, INC.

List of subsidiaries of Empire State Realty Trust, Inc.*

Empire State Realty OP, L.P.
ESRT 10 BK St., L.L.C.
ESRT 10 Union Square, L.L.C.
ESRT 103-107 Main St., L.L.C.
ESRT 112 West 34th Street GP, L.L.C.
ESRT 112 West 34th Street, L.P.
ESRT 1333 Broadway, L.L.C.
ESRT 1350 Broadway, L.L.C.
ESRT 1359 Broadway, L.L.C.
ESRT 1400 Broadway GP, L.L.C.
ESRT 1400 Broadway, L.P.
ESRT 1542 Third Avenue, L.L.C.
ESRT 250 West 57th St., L.L.C.
ESRT 500 Mamaroneck Avenue, L.L.C.
ESRT 501 Seventh Avenue, L.L.C.
ESRT 69-97 Main St., L.L.C.
ESRT Captive Insurance Company, L.L.C.
ESRT Chesapeake JV, L.L.C.
ESRT Chesapeake Owner, L.L.C.
ESRT Cleaning TRS, L.L.C.
ESRT Dining and Fitness TRS, L.L.C.
ESRT East West Manhattan Retail, L.L.C.
ESRT Empire State Building G-Parent, L.L.C.
ESRT Empire State Building Parent, L.L.C.
ESRT Empire State Building, L.L.C.
ESRT ESB Fitness TRS, L.L.C.
ESRT ESB Restaurant TRS, L.L.C.
ESRT First Stamford Place Investor, L.L.C.
ESRT First Stamford Place SPE, L.L.C.
ESRT Holdings TRS, L.L.C.
ESRT Management TRS, L.L.C.
ESRT Management, L.L.C.
ESRT MerrittView, L.L.C.
ESRT Metro Center, L.L.C.
ESRT Metro Tower, L.L.C.
ESRT MV Swap Chesapeake Owner, L.L.C.
ESRT MV Swap Victory Owner, L.L.C.
ESRT Observatory TRS, L.L.C.
ESRT One Grand Central Place G-Parent, L.L.C.
ESRT One Grand Central Place Parent, L.L.C.
ESRT One Grand Central Place, L.L.C.
ESRT Springing Member One, L.L.C.
ESRT Springing Member Two, L.L.C.

ESRT Victory JV, L.L.C.
ESRT Victory Owner, L.L.C.

*This list may omit subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary.